Pacific Corporate Trust Company

625 Howe St
10th Floor
Vancouver BC
V6C 3B8

T 604.689.9853
F 604.689.8144
pacific@pctc.com
http://www.pctc.com/

June 2, 2005

British Columbia Securities Commission
PO Box 10142 Pacific Centre
701 West Georgia Street 9th Floor
Vancouver, BC
V7Y 1L2

Dear Sirs/Mesdames:

As required by Section 2.2 of National Instrument 54-101, please be advised of the following:

Issuer:	**BI-OPTIC VENTURES INC**
Meeting Type:	Annual General Meeting
ISIN:	CA0886181035
Meeting Date:	August 3, 2005
Record Date for Notice:	June 24, 2005
Record Date for Voting:	June 24, 2005
Beneficial Ownership Determination Date:	June 24, 2005
Class of Securities Entitled to Receive Notice:	COMMON SHARES
Class of Securities Entitled to Vote:	COMMON SHARES
OBO Distribution Payment:	Issuer will not pay for OBOs
Material Distributed to:	Non Declining Holders

If you require further information, please contact:

"YASMIN JUMA"

YASMIN JUMA
PACIFIC CORPORATE TRUST COMPANY

cc: Alberta Securities Commission
cc: Manitoba Securities Commission
cc: New Brunswick Securities Commission
cc: Newfoundland Securities Commission
cc: Nova Scotia Securities Commission
cc: Ontario Securities Commission
cc: TSX Venture Exchange
cc: P.E.I. Securities Commission
cc: Quebec Securities Commission
cc: Saskatchewan Securities Commission
cc: Registrar of Securities - NT
cc: Registrar of Securities - YT
cc: Nunavut
cc: CDS Inc.

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